CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-2 of Bluerock High Income Institutional Credit Fund, under the headings “Independent Registered Public Accounting Firm” in the Prospectuses and Statements of Additional Information.

/s/Cohen & Company

COHEN & COMPANY, LTD.

Philadelphia, PA

January 26, 2024